Exhibit 10.17

EMPLOYEE:	Burney J. Latiolais, Jr.

POSITION / TITLE:	Executive Vice President, Global Operations

CLASSIFICATION:	Exempt/Full Time

EFFECTIVE DATE:	October 5, 2016

BASE COMPENSATION:	$ 400,000.00 per year (includes auto allowance)

STI:	100% of base salary at 100% of Target

LTI:	Annual RSU or Performance Grants awarded at 100% of base
salary at 100% of Target. 3 Year graded vesting

VACATION:	No Change

Acceptance of Offer:

/s/ BURNEY J. LATIOLAIS, JR.
Burney J. Latiolais, Jr.

October 4, 2016
Date